EXHIBIT 10.1

AMERICAN SUPERCONDUCTOR CORPORATION

2007 STOCK INCENTIVE PLAN, AS AMENDED

EXECUTIVE STOCK AWARD AGREEMENT

GRANT NOTICE

Unless otherwise defined herein, the terms defined in the 2007 Stock Incentive Plan of American Superconductor Corporation (the “Company”), as amended from time to time (the “Plan”), shall have the same defined meanings in this Executive Stock Award Agreement, which includes the terms in this Grant Notice (the “Grant Notice”) and Appendix A attached hereto (collectively the “Agreement”).

The Board of Directors of the Company has determined to pay your cash payout under the terms of the Company’s executive incentive plan for the fiscal year ended March 31, 202[_] (“Fiscal Year 202[_]”), net of applicable withholdings (the “Withholdings Obligations Payment”), in shares of Common Stock to you. As a result, you have been granted shares of Common Stock, subject to the terms and conditions of the Plan and this Agreement, that together with the Withholdings Obligations Payment, represent the full payment of your bonus for performance under the terms of the Company’s executive incentive plan for Fiscal Year 202[_].

Executive:	[ ]
Grant Date:	[ ]
Total Number of Shares of Common Stock:	[ ]
Type of Shares	Common Stock
Vesting Schedule:	All of the shares of Common Stock subject to this grant are fully vested as of the Grant Date.

Your signature below indicates your agreement and understanding that the Common Stock is subject to all of the terms and conditions contained in this Agreement, including this Grant Notice and Appendix A, and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE COMMON STOCK. In addition, your signature below indicates your agreement that this stock grant, the receipt of which is hereby acknowledged, together with the Withholdings Obligations Payment, satisfy all obligations of the Company and its subsidiaries with respect to your bonus for performance under the terms of the Company’s executive incentive plan for Fiscal Year 202[_], and (ii) all applicable withholdings with respect to your bonus for performance under the terms of the Company’s executive incentive plan for Fiscal Year 202[_] have been satisfied by the Withholdings Obligations Payment.

AMERICAN SUPERCONDUCTOR CORPORATION:	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:

APPENDIX A

TO THE EXECUTIVE STOCK AWARD AGREEMENT

Pursuant to this Agreement, the Company has awarded to the Participant the number of shares of Common Stock under the Plan, as set forth in the Grant Notice.

ARTICLE I.
&NBSP;&NBSP;&NBSP;&NBSP;GENERAL

1.1    Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice. All references to the “Board” herein shall mean the Board of Directors of the Company, a Committee or the officers referred to in Section 3(c) of the Plan to the extent that the Board of Director’s powers or authority under the Plan have been delegated to such Committee or officers.

1.2    Incorporation of Terms. The Common Stock is subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
&NBSP;&NBSP;&NBSP;&NBSP;AWARD OF COMMON STOCK

2.1    Award of Common Stock.

(a)    Award. As of the Grant Date, the Company issues to the Participant the number of shares of Common Stock set forth in the Grant Notice (the “Award”). Such shares of Common Stock shall sometimes be referred to herein as “Shares.”

(b)    Book Entry Form; Certificates. At the sole discretion of the Board, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent; or (ii) certificate form.

2.2    Taxes.

(a)    Taxes; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement:

(i)    The Participant is ultimately liable and responsible for all taxes owed in connection with the Shares. Neither the Company nor any of its subsidiaries makes any representation or undertaking regarding the tax treatment of the awarding of the Shares or the subsequent sale of the Shares. The Company and its subsidiaries do not commit and are under no obligation to structure the Award or the Shares to reduce or eliminate the Participant’s tax liability.

(ii)    The Company shall not be required to issue or deliver any Shares prior to the fulfillment of all of the conditions set forth in Sections 10(e) and 10(g) of the Plan.

ARTICLE III.
&NBSP;&NBSP;&NBSP;&NBSP;OTHER PROVISIONS

3.1    No Right to Employment or Other Status. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continued employment or any other relationship with the Company or any of its subsidiaries. The Company and its subsidiaries reserve the right at any time to dismiss or otherwise terminate their relationship with the Participant free from any liability or claim under this Agreement or the Plan.

3.2    Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law principles.

3.3    Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.4    Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, provided, that, the Participant’s consent to such action shall be required unless (a) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under this Agreement or (b) such action is otherwise permitted under the Plan.

3.5    Notices. All notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.

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